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                                                                     Exhibit 4.4
                                 [FACE OF NOTE]

                             AmeriSteel Corporation


                     8 3/4% Series B Senior Note Due 2008


                                                            CUSIP _________

No. _______                                        $_________________

               AmeriSteel Corporation, a Florida corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ ($___________) on
April 15, 2008.

               Interest Rate:                 ___% per annum.
               Interest Payment Dates:        April 15 and October 15 of each
                                              year commencing October 15, 1998.

               Regular Record Dates:          October 1 and April 1 of each
                                              year.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.





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                                       2

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  ________, 1998                   AMERISTEEL CORPORATION


                                        By: _____________________________
                                            Title:





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               (Form of Trustee's Certificate of Authentication)




This is one of the 8 3/4% Series B Senior Notes Due 2008 described in the within-mentioned Indenture.


                                        STATE STREET BANK AND
                                        TRUST COMPANY, as Trustee


                                        By:  _____________________________
                                             Authorized Signatory


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                             [REVERSE SIDE OF NOTE]

                             AmeriSteel Corporation

                    8 3/4% Series B Senior Note Due 2008




1.       Principal and Interest.

                 The Company shall pay the principal of this Note on April 15, 2008.

                 The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 8 3/4% per annum.

                 Interest will be payable semiannually (to the holders of record of the Notes (or any Predecessor Notes) at the close of business on the October 1 or April 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 1998.

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                 Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 3, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.


2.       Method of Payment.

                 The Company shall pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the persons who are Holders (as reflected in the Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to any Paying Agent on or after April 15, 2008.

                 The principal of (and premium, if any), and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the agency of the Trustee located at 61 Broadway, 15th Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; provided that all payments with respect to the Global Note and the Certificated Notes the Holder of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.


3.       Paying Agent and Registrar.

                 Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto and without notice to any Holder. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.





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                                       3

4.       Indenture; Limitations.

                 The Company issued the Notes under an Indenture dated as of April 15, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                 The Notes are general unsecured obligations of the Company.


5.       Redemption.

                 Optional Redemption. The Notes may be redeemed on not less than 30 nor more than 60 days' prior notice to the Holders at the option of the Company, in whole or in part, at any time and from time to time on or after April 15, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning April 15 of each of the years set forth below:

                                                                Redemption
       Year                                                       Price
       ----                                                       -----
       2003   . . . . . . . . . . . . . . . . . . . . . . . . .  104.375%
       2004   . . . . . . . . . . . . . . . . . . . . . . . . .  102.917%
       2005     . . . . . . . . . . . . . . . . . . . . . . . .  101.458%
       2006 and thereafter    . . . . . . . . . . . . . . . . .  100.000%

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the Redemption Date.

                 In addition, at any time or from time to time on or prior to April 15, 2001, the Company may redeem, on one or more occasions, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes with the net proceeds of one or more Public Equity Offerings at a





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Redemption Price equal to 108.75% of the principal amount thereof, plus accrued interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to such redemption, at least 65% of the initial aggregate principal amount of the Notes excluding the Additional Notes remains outstanding; and provided further that such redemptions shall occur within 60 days of the date of closing of each Public Equity Offering.

                 Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

                 If less than all the Notes or Additional Notes, if any, are to be redeemed, the particular Notes or Additional Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee deems fair and appropriate.


6.       Repurchase upon a Change in Control and Asset Sales.

                 (a) If a Change of Control occurs at any time, then, unless irrevocable notice of redemption for all of the Notes is given within 30 days after the occurrence of such Change of Control in accordance with the provisions of Section 1015 of the Indenture, each holder of Notes shall have the right to require that the Company purchase such holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer"); and

                 (b) Upon Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.





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7.       Denominations; Transfer; Exchange.

                 The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

8.       Persons Deemed Owners.

                 A Holder may be treated as the owner of a Note for all purposes.

9.       Unclaimed Money.

                 If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.      Discharge Prior to Redemption or Maturity.

                 If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company shall be discharged from the Indenture, the Notes and the Note Guarantees, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company shall be discharged from certain covenants set forth in the Indenture.


11.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the





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parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.


12.      Restrictive Covenants.

                 The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of preferred stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) certain Asset Sales; (vii) dividends and other payment restrictions affecting Restricted Subsidiaries; (viii) mergers, consolidations or sales of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.


13.      Successor Persons.

                 When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.      Remedies for Events of Default.

                 If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.





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16.      Authentication.

                 This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


17.      Governing Law.

                 The Notes shall be governed by the law of the State of New
York.

18.      Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).


19.      No Recourse Against Others.

                 A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to AmeriSteel Corporation, 5100 W. Lemon Street, Suite 312, Tampa, Florida 33609, Attention:
Chief Executive Officer.





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                           [FORM OF TRANSFER NOTICE]


                 FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

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                                       2

Date:                                              NOTICE:  The signature to
                                                   this assignment must
                                                   correspond with the name as
                                                   written upon the face of the
                                                   within-mentioned instrument
                                                   in every particular, without
                                                   alteration or any change
Your signature                                     whatsoever.


Signature Guarantee:


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                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you wish to have this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, check the Box: [ ].

                 If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount (in original principal amount) below:


                            $_____________________.



Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Tax ID #:  __________________